Exhibit 99.2

Electrochem Solutions, Inc.

(A Carve-Out Business of Integer Holdings Corp.)

Combined Financial Statements

As of and for the year ended December 31, 2023

Table of Contents

Report of Independent Auditors	i
Combined Balance Sheet	1
Combined Statement of Operations	2
Combined Statement of Changes in Parent Equity	3
Combined Statement of Cash Flow	4
Notes to the Combined Financial Statements	5

Independent Auditor’s Report

Board of Directors of Integer Holdings Corporation

Opinion

We have audited the combined financial statements of the Electrochem Solutions, Inc., a carve-out business of Integer Holdings Corporation, which comprise the combined balance sheet as of December 31, 2023, and the related combined statement of operations, changes in parent equity and cash flows for the year then ended, and the related notes to the combined financial statements (collectively, the financial statements).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Other Matter

The accompanying financial statements have been prepared from separate records maintained by the Company and may not necessarily be indicative of conditions that would have existed or the results of operations if the Company had been operated as an unaffiliated company.  Portions of certain expenses represent allocations made from corporate office items applicable to Integer Holdings Corporation as a whole.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued or available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

- i -

●

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Freed Maxick P.C. (f/k/a Freed Maxick CPAs, P.C.)

Rochester, NY

January 16, 2025

- ii -

Electrochem Solutions, Inc.
(A Carve-Out Business of Integer Holdings Corp.)
Combined Balance Sheet

(in thousands)
December 31, 2023
ASSETS
Current assets:
Accounts receivable, net of provision for credit losses of $4 as of December 31, 2023	$6,994
Inventories, net	9,182
Prepaid expenses and other current assets	97
Total current assets	16,273
Property, plant and equipment, net	15,385
Goodwill	17,000
Other intangible assets, net	3,548
Operating lease assets, net	324
Financing lease assets, net	153
Other long-term assets	10
Total assets	$52,693

LIABILITIES AND PARENT EQUITY
Current liabilities:
Accounts payable	$2,158
Operating lease liabilities	139
Accrued expenses and other current liabilities	797
Total current liabilities	3,094
Deferred income taxes	1,587
Operating lease liabilities	213
Financing lease liabilities	116
Total liabilities	5,010
Commitments and contingencies (Note 11)
Parent equity
Net parent investment	47,683
Total parent equity	47,683
Total liabilities and parent equity	$52,693

The accompanying notes are an integral part of the combined financial statements.

Electrochem Solutions, Inc.

(A Carve-Out Business of Integer Holdings Corp.)

Combined Statement of Operations

(in thousands)	Year Ended December 31, 2023

Sales	$42,903
Cost of sales	35,246
Gross profit	7,657
Operating expenses:
Selling, general and administrative	4,101
Research, development and engineering	1,804
Other general expenses (Note 9)	141
Total operating expenses	6,046
Operating income	1,611
Interest expense	1
Income before income taxes	1,610
Provision for income taxes	234
Net income	$1,376

The accompanying notes are an integral part of the combined financial statements.

Electrochem Solutions, Inc.

(A Carve-Out Business of Integer Holdings Corp.)

Combined Statement of Changes in Parent Equity

(in thousands)	Net Parent Investment
Balance at January 1, 2023	$50,511
Net income	1,376
Net transfers to parent	(4,204)
Balance at December 31, 2023	$47,683

The accompanying notes are an integral part of the combined financial statements.

Electrochem Solutions, Inc.

(A Carve-Out Business of Integer Holdings Corp.)

Combined Statement of Cash Flow

(in thousands)	Year Ended December 31, 2023

Cash flows from operating activities
Net income	$1,376
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,233
Stock-based compensation	505
Non-cash adjustments to inventory reserve	276
Non-cash lease expense	124
Deferred income taxes	(159)
Other non-cash losses	(3)
Changes in operating assets and liabilities:
Accounts receivable	5,128
Inventories	(2,025)
Prepaid expenses and other assets	160
Accounts payable	(535)
Accrued expenses and other liabilities	(754)
Net cash provided by operating activities	$5,326

Cash flows from investing activities
Acquisition of property, plant and equipment	(596)
Net cash used in investing activities	$(596)

Cash flows from financing activities
Net transfers to parent	(4,709)
Principal payments on financing leases	(21)
Net cash used in financing activities	$(4,730)

Net increase (decrease) in cash and cash equivalents	-
Cash and cash equivalents, beginning of year	-
Cash and cash equivalents, end of year	$-

The accompanying notes are an integral part of the combined financial statements.

Electrochem Solutions, Inc.
(A Carve-Out Business of Integer Holdings Corp.)
Notes to the Combined Financial Statements
(in thousands)

(1.)	Summary of significant accounting policies

Description of the Business

Electrochem Solutions, Inc. (“Non-Medical”, “Electrochem”, “the Company” or the “carve-out entity”), the Non-Medical business of Integer Holdings Corporation (“Integer” or the “Parent”), designs and manufactures customized primary (non-rechargeable) battery solutions, which are used in multiple industries including the energy, military and environmental markets, among others. Integer is a publicly traded company listed on the New York Stock Exchange (NYSE: ITGR).

On September 27, 2024, Ultralife Corporation, a Delaware corporation (“Ultralife”), entered into a stock purchase agreement with Greatbatch Ltd., a New York corporation and a subsidiary of Integer Holdings Corporation, relating to the acquisition by Ultralife of the Non-Medical business that includes all of the issued and outstanding shares of Electrochem Solutions, Inc., a Massachusetts corporation and wholly owned subsidiary of Integer (the “Transaction”).

Basis of Presentation and Principles of Combination

The accompanying combined financial statements and notes present the combined results of operations, financial position, and cash flows of the Company. The Company has historically operated as part of Integer and not as a standalone company. These combined financial statements were derived from Integer’s consolidated financial statements and historical accounting records as if the Company was operated on a standalone basis during the period presented. These statements were prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). All revenues and costs as well as assets and liabilities directly associated with the business activity of the Company are included in the combined financial statements.

The combined financial statements include the financial statements of Electrochem and the attribution of certain assets and liabilities that have historically been held at the Integer corporate level, which are specifically identifiable to the Non-Medical business. The Parent uses a centralized approach to cash management and financing its operations. Accordingly, none of the cash, cash equivalents, marketable securities, derivatives or debt and related interest expense has been allocated to the Non-Medical business in these combined financial statements. Historically, Electrochem was part of the U.S. assets that were collateralized for Integer’s Senior Secured Credit Facilities. However, the Parent’s short and long-term debt has not been pushed down to the Non-Medical business’ combined financial statements because: (a) the Company is not the primary legal obligor of the debt, (b) the Parent’s borrowings were not directly attributable to the Non-Medical business, and (c) Electrochem was released and wholly discharged from its obligations and guarantees on Integer’s Senior Secured Credit Facilities upon consummation of the Transaction. Refer to Note 14, “Subsequent events” for further details of the Transaction with Ultralife.

As the Non-Medical business has not operated as a separate legal or standalone entity, and there is no direct ownership of the business by any shareholder or legal entity of Integer other than at the consolidated level, a net Parent investment is shown in lieu of shareholder equity in the Combined Balance Sheet of the Non-Medical business to reflect the residual of the total assets and total liabilities derived in accordance with the carve-out principles reflecting the shareholder interest in the Company. This information is further reflected in the Combined Statement of Changes in Parent Equity to show the change in this balance within the period presented. Further, earnings per share data have not been presented in the combined financial statements of the Non-Medical business as it does not operate as a separate legal entity with its own capital structure.

The Combined Statement of Operations include all revenues and costs directly attributable to the Non-Medical business as well as an allocation of expenses related to functions and services performed by the Parent. These corporate expenses have been allocated to the Non-Medical business based on direct usage or benefit, where identifiable, with the remainder allocated on a pro rata basis of revenues or headcount as determined appropriate by management. As described in Note 10, “Income taxes,” current and deferred income taxes and related tax expense have been determined based on the standalone results of the Company by applying Accounting Standards Codification No. 740, Income Taxes (“ASC 740”), to the Non-Medical business’ operations as if it were a separate taxpayer (i.e., following the Separate Return Methodology).

Integer maintains various stock-based compensation plans at a corporate level. Non-Medical employees participate in those programs and a portion of the cost of those plans is included in the Non-Medical business’ Combined Statement of Operations. Refer to Note 8, “Stock-based compensation,” for further description of the accounting for stock-based compensation.

Transactions between the Parent and the carve -out entity are considered to be effectively settled in the combined financial statements at the time the Transaction is consummated. The total net effect of the settlement of these intercompany transactions is reflected in the Combined Statement of Cash Flows as a financing activity and in the Combined Balance Sheet within Net Parent Investment. Refer to Note 13, “Relationship with Integer,” for further description.

All the allocations and estimates in the combined financial statements are based on assumptions that management believes are reasonable. However, the combined financial statements included herein may not be indicative of the financial position, results of operations and cash flows of the Non-Medical business in the future or if the Non-Medical business had been a separate, standalone entity during the periods presented.

Electrochem Solutions, Inc.
(A Carve-Out Business of Integer Holdings Corp.)
Notes to the Combined Financial Statements
(in thousands)

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of sales and expenses during the reporting period. Actual results could differ materially from those estimates.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of accounts receivable. A significant portion of the Company’s sales and accounts receivable are to one customer, and, as such, the Company is directly affected by the condition of this customer. However, the credit risk associated with trade receivables is partially mitigated due to the stability of this customer. The Company performs on-going credit evaluations of its customers. A significant portion of the Company’s sales and accounts receivable for the year ended and as of December 31, 2023 were to one customer that represents 20% of sales and 21% of accounts receivable. Another customer had a significant portion of the Company’s accounts receivable as of December 31, 2023 totaling 11%. There were no other customers greater than 10% of sales and accounts receivable.

Trade Accounts Receivable and Provision for Current Expected Credit Losses

The Company provides credit, in the normal course of business, to its customers in the form of trade receivables. Credit is extended based on evaluation of a customer’s financial condition and collateral is not required. The Company maintains a provision for those customer receivables that it does not expect to collect. In accordance with Accounting Standards Codification (“ASC”) Topic 326, the Company accrues its estimated losses from uncollectable accounts receivable to the provision based upon recent historical experience, the length of time the receivable has been outstanding, other specific information as it becomes available, and reasonable and supportable forecasts not already reflected in the historical loss information. Provisions for current expected credit losses are charged to current operating expenses. Actual losses are charged against the provision when incurred.

Inventories

Inventories are stated at the lower of cost, determined using the first-in first-out method, or net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Write-downs for excess, obsolete or expired inventory are based primarily on how long the inventory has been held, historical sales volume, and estimates of forecasted net sales of that product. A significant change in the timing or level of demand for products may result in recording additional write-downs for excess, obsolete or expired inventory in the future. Note 3, “Inventories, net,” contains additional information on the Company’s inventory.

Leases

The Company determines if an arrangement is, or contains, a lease at inception and classifies it at as finance or operating. The Company has operating and finance leases for an office facility, office equipment, and vehicles. Short-term finance lease liabilities are included in accrued expenses and other current liabilities in the Combined Balance Sheet.

Lease right-of-use (“ROU”) assets and corresponding liabilities are recognized based on the present value of the lease payments over the lease term at commencement date. When discount rates implicit in leases cannot be readily determined, the Company uses its incremental borrowing rate based on information available at commencement date in determining the present value of future payments. The incremental borrowing rate is determined based on the Parent’s recent debt issuances, the Company’s specific credit rating, lease term and the currency in which lease payments are made.

Lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise such option. Costs associated with operating leases are recognized within operating expenses on a straight-line basis over the lease term. Finance lease assets are amortized within operating expenses on a straight-line basis over the shorter of the estimated useful lives of the assets or, in the instance where title does not transfer at the end of the lease term, the lease term. The interest component of a finance lease is included in Interest expense and recognized using the effective interest method over the lease term. The Company combines lease and non-lease components for all asset classes. For certain leases where rent escalates based upon a change in a financial index, such as the Consumer Price Index, the difference between the rate at lease inception and the subsequent fluctuations in that rate are included in variable lease costs. Additionally, because the Company does not separate lease and non-lease components, variable costs also include payments to the landlord for common area maintenance, real estate taxes, insurance and other operating expenses. The Company does not apply the recognition requirements to leases with lease terms of 12 months or less. Note 12, “Leases,” contains additional information on the Company’s leases.

Property, Plant and Equipment (“PP&E”)

PP&E is carried at cost less accumulated depreciation. Depreciation is computed by the straight-line method over the estimated useful lives of the assets, as follows: buildings and building improvements 7-40 years; machinery and equipment 3-10 years; office equipment 3-10 years; and leasehold improvements over the remaining lives of the improvements or the lease term, whichever is shorter. The costs of repairs and maintenance are expensed as incurred; renewals and betterments are capitalized. Upon retirement or sale of an asset, its cost and related accumulated depreciation or amortization is removed from the accounts and any gain or loss is recorded in operating income or expense. The Company also reviews its PP&E for impairment when impairment indicators exist. When impairment indicators exist, the Company determines if the carrying value of its fixed assets exceeds the related undiscounted future cash flows. In cases where the carrying value of the Company's long-lived assets or asset groups (excluding goodwill and indefinite-lived intangible assets) exceeds the related undiscounted cash flows, the carrying value is written down to fair value. Fair value is generally determined using a discounted cash flow analysis. Note 4, “Property, plant and equipment, net,” contains additional information on the Company’s PP&E.

Electrochem Solutions, Inc.
(A Carve-Out Business of Integer Holdings Corp.)
Notes to the Combined Financial Statements
(in thousands)

Goodwill

Goodwill represents the excess of cost over the fair value of identifiable net assets of a business acquired that was historically assigned to the Non-Medical business. The Company tests goodwill for impairment at least annually as of the last day of the fiscal year and between annual tests if an event occurs or circumstances change that would more-likely- than-not reduce the fair value below its carrying amount. In conducting its goodwill test, the Company either performs a qualitative assessment or a quantitative assessment. A qualitative assessment requires that the Company consider events or circumstances including, but not limited to, macro-economic conditions, market and industry conditions, cost factors, competitive environment, changes in strategy, changes in customers, changes in the Parent’s stock price, results of the last impairment test, and the operational stability and the overall financial performance of the Company. If, after assessing the totality of events or circumstances, the Company determines that it is more likely than not that the fair value is greater than the carrying amounts, then the quantitative goodwill impairment test is not performed. The Company may elect to bypass the qualitative analysis and perform a quantitative analysis.

If the qualitative assessment indicates that the quantitative analysis should be performed or if management elects to bypass a qualitative analysis to perform a quantitative analysis, the Company then evaluates goodwill for impairment by comparing the fair value to its carrying value, including the associated goodwill. To determine the fair values, the Company uses a combination of the income approach based on estimated discounted future cash flows and the market approach based on comparable publicly traded companies. The cash flow assumptions consider historical and forecasted revenue, operating costs and other relevant factors.

The Company completed its annual goodwill impairment test as of December 31, 2023. The Company bypassed the qualitative analysis and performed a quantitative analysis. The fair value of the Non-Medical business exceeded its carrying amount as of December 31, 2023.

Other Intangible Assets

Other intangible assets consist of purchased technology and patents. Definite-lived intangible assets are amortized on an accelerated or straight-line basis, which approximates the projected cash flows used to determine the fair value of those definite-lived intangible assets at the time of acquisition, as follows: purchased technology and patents 5-20 years. The Company expenses the costs incurred to renew or extend the term of intangible assets.

The Company reviews its definite-lived intangible assets for impairment when impairment indicators exist. When impairment indicators exist, the Company determines if the carrying value of its definite-lived intangible assets or asset groups exceeds the related undiscounted future cash flows. In cases where the carrying value exceeds the undiscounted future cash flows, the carrying value is written down to fair value. Fair value is generally determined using a discounted cash flow analysis.

Refer to Note 5, “Goodwill and other intangible assets, net,” for further details of the Company’s other intangible assets.

Income Taxes

The provision for income taxes for the Company was calculated using a "separate return" method. The separate return method applies ASC 740 to the standalone financial statements of the Company as if the Company was a separate taxpayer. Actual tax transactions included in the consolidated financial statements of the Parent may not be included in the combined financial statements of the Non-Medical business. Similarly, the tax treatment of certain items reflected in the combined financial statements of the Non-Medical business may not be reflected in the consolidated financial statements and tax returns of the Parent; therefore, such items as net operating losses, credit carryforwards and valuation allowances may exist in the standalone financial statements that may or may not exist in the Parent’s consolidated financial statements. The Company’s operations were historically included in the income tax filings of Integer. As a result, income tax payable or receivable balances are settled through Net parent investment as the Parent historically paid taxes or received tax refunds related to the Company’s operations.

The Company accounts for income taxes under the asset and liability method, which recognizes deferred tax assets or liabilities for the expected future tax consequences based on the differences between the financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate, in effect when the differences are expected to reverse. Valuation allowances are provided, if based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. Management judgment is required in determining the Company's provision for income taxes, the Company's deferred tax assets and liabilities, and any valuation allowance recorded against those net deferred tax assets

The Company follows the authoritative guidance on accounting for and disclosure of uncertainty in tax positions which requires the Company to determine whether a tax position of the Company is more likely than not to be sustained upon examination, including resolution of any related appeals of litigation processes, based on the technical merits of the position.  See Note 10 "Income taxes" for additional information.

Revenue Recognition

The majority of the Company’s revenues consist of sales of customized battery power and power management systems. The Company considers the customer’s purchase order, which in some cases is governed by a long-term agreement, and the Company’s corresponding sales order acknowledgment as the contract with the customer. The majority of contracts have an original expected duration of one year or less. Consideration payable to customers is included in the transaction price. In accordance with ASC 340-40-25-4, the Company expenses incremental costs of obtaining a contract when incurred because the amortization period is less than one year.

Electrochem Solutions, Inc.
(A Carve-Out Business of Integer Holdings Corp.)
Notes to the Combined Financial Statements
(in thousands)

The Company recognizes revenue from contracts with customers as performance obligations are satisfied when the customer obtains control of the products. Control is defined as the ability to direct the use of and obtain substantially all of the remaining benefits from the products. The customer obtains control of the products when title and risk of ownership transfers to them, which is primarily based upon shipping terms. Most of the Company’s revenues are recognized at the point in time when the products are shipped to customers. When a contract with a customer relates to products with no alternative use and the Company has an enforceable right to payment, including reasonable profit, for performance completed to date throughout the duration of the contract, revenue is recognized over time as control is transferred to the customer. When revenue is recognized over time, the Company uses an input measure to determine progress towards completion and total estimated costs at completion. Under this method, sales and gross profit are recognized generally as actual costs are incurred. Revenue is recognized net of sales tax, value-added taxes and other taxes.

Performance Obligations

The Company assesses whether promises are separate and distinct in the context of the contract. If promises are not separate and distinct, they are aggregated with other promises until they are separate and distinct, resulting in a performance obligation. The Company considers each shipment of an individual product included on a purchase order to be a separate performance obligation because the customer obtains economic benefit as each shipment occurs. Standard payment terms range from 30 to 90 days and may include a discount for early payment.

The Company does not offer its customers a right of return. Rather, the Company warrants that each unit received by the customer will meet the agreed upon technical and quality specifications and requirements. If the units do not meet these requirements, the customer can return the non-compliant units as a corrective action under the warranty. The remedy offered to the customer is repair of the returned units or replacement if repair is not viable. Accordingly, the Company records a warranty reserve and any warranty activities are not considered to be a separate performance obligation.

Contract Balances

The timing of revenue recognition, billings and cash collections results in billed accounts receivable and less frequently, contract liabilities. Accounts receivable are recorded when the right to consideration becomes unconditional. Contract liabilities are recorded when customers pay or are billed in advance of the Company’s satisfaction of its performance obligations. Contract liabilities are classified as Accrued expenses and other current liabilities on the Combined Balance Sheet. For contracts with customers where revenue is recognized over time, the Company records a contract asset when revenue is earned but not yet billed associated with non-cancellable customer orders. Contract assets are presented as a current asset on the Combined Balance Sheet. As of December 31, 2023 and 2022, the Company did not have a contract asset or liability balance.

Transaction Price

Generally, the transaction price of the Company’s contracts consists of a unit price for each individual product included in the contract. The unit price can be fixed or variable based on the number of units ordered. In some instances, the transaction price also includes a rebate for meeting certain volume-based targets over a specified period of time. The transaction price of a contract is determined based on the unit price and the number of units ordered, reduced by the rebate expected to be earned on those units. Rebates are estimated based on the expected achievement of volume-based targets using the most likely amount method and are updated quarterly. Adjustments to these estimates are recognized in the period in which they are identified. When contracts with customers include consideration payable at the beginning of the contract, the transaction price is reduced at the later of when the Company recognizes revenue for the transfer of the related goods to the customer or when the Company pays or promises to pay the consideration. Volume discounts and rebates and other pricing reductions earned by customers are offset against their receivable balances.

The transaction price is allocated to each performance obligation on a relative standalone selling price basis. As the majority of products sold to customers are manufactured to meet the specific requirements and technical specifications of that customer, the products are considered unique to that customer and the unit price stated in the contract is considered the standalone selling price.

Contract Modifications

Contract modifications, which can include a change in scope, price, or both, most often occur related to contracts that are governed by a long-term arrangement. Contract modifications typically relate to the same products already governed by the long-term arrangement, and therefore, are accounted for as part of the existing contract. If a contract modification adds additional products, it is accounted for as a separate contract.

Geographic Area Information

The following table presents revenues by significant ship to location, which is defined as any country where 10% or more of the Company’s total revenues are shipped for the year ended December 31, 2023.

2023
Ship to Location
United States	62%
Canada	10%
Rest of world	28%

Electrochem Solutions, Inc.
(A Carve-Out Business of Integer Holdings Corp.)
Notes to the Combined Financial Statements
(in thousands)

Research, Development and Engineering (“RD&E”)

RD&E costs are expensed as incurred. The primary costs are salary and benefits for personnel, material costs used in development projects and subcontracting costs.

Product Warranties

The Company allows customers to return defective or damaged products for credit, replacement, or repair. The Company warrants that its products will meet customer specifications and will be free from defects in materials and workmanship. The Company accrues its estimated exposure to warranty claims, through Cost of Sales, based upon experience and other specific information as it becomes available. The product warranty liability is classified as Accrued expenses and other current liabilities on the Combined Balance Sheet. Adjustments to pre-existing estimated exposure for warranties are made as changes to the obligations become reasonably estimable. The Company’s product warranty liability totaled $2 as of December 31, 2023.

Stock-Based Compensation

The Parent maintains certain stock compensation plans for the benefit of certain of its officers, directors and employees, including grants of employee stock options, restricted stock unites (“RSUs”) and Performance-based restricted stock units (“PRSUs”). As further discussed in Note 8, “Stock-based compensation,” the Company recognizes stock-based compensation expense for its compensation plans. These combined financial statements include certain expenses of the Parent that were allocated to the Non-Medical business for stock-based compensation. For the Company’s PRSUs, in addition to service conditions, the ultimate number of shares to be earned depends on the achievement of targets based on market conditions, such as total shareholder return, or performance conditions based on the Company’s operating results.

The Company records forfeitures of equity awards in the period in which they occur. The Company recognizes compensation expense over the required service or vesting period based on the fair value of the award on the date of grant. Certain executive stock-based awards contain market, performance and service conditions. Compensation expense for awards with market conditions is recognized over the service period and is not reversed if the market condition is not met. Compensation expense for awards with performance conditions is reassessed each reporting period and recognized based upon the probability that the performance targets will be achieved. The Non-Medical business’ Combined Balance Sheet does not include any Parent outstanding equity related to these stock-based compensation programs.

All stock option awards granted under the Parent’s compensation plans have an exercise price equal to the closing stock price on the date of grant, a ten- year contractual life and generally, vest annually over a three-year vesting term. RSUs typically vest in equal annual installments over a three- or four-year period. Earned PRSUs typically vest three years from the date of grant.

The Company records deferred tax assets for awards that result in deductions on the Company’s income tax returns, based on the amount of stock-based compensation expense recognized and the statutory tax rate in the jurisdiction in which it will receive a deduction. Differences between the deferred tax assets recognized for financial reporting purposes and the actual tax deduction reported on the income tax return are recorded as a component of Provision for income taxes in the Combined Statement of Operations. Note 8, “Stock-based compensation,” contains additional information on the Company’s stock-based compensation.

Net Parent Investment

In the Combined Balance Sheet, the Net Parent Investment represents Integer’s historical investment in the Company, accumulated net earnings after taxes, and the net effect of certain transactions with Integer. Net Parent Investment would not be indicative of the capital position of the Company had the Company been operated independently. Refer to Note 13, “Relationship with Integer” for additional information.

Recent Accounting Pronouncements

In the normal course of business, management evaluates all new Accounting Standards Updates (“ASU”) and other accounting pronouncements issued by the Financial Accounting Standards Board (“FASB”), Securities and Exchange Commission (“SEC”), or other authoritative accounting bodies to determine the potential impact they may have on the Company’s Combined Financial Statements. Other than those discussed below, management does not expect any of the recently issued accounting pronouncements, which have not already been adopted, to have a material impact on the Company’s Combined Financial Statements.

Accounting Guidance Not Yet Elected or Adopted

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280)-Improvements to Reportable Segment Disclosures. The ASU enhances disclosure of significant segment expenses by requiring disclosure of significant segment expenses regularly provided to the chief operating decision maker, extend certain annual disclosures to interim periods, and permits more than one measure of segment profit or loss to be reported under certain conditions. The amendments are effective for the Company in years beginning after December 15, 2023, and interim periods within years beginning after December 15, 2024. Early adoption of the ASU is permitted, including adoption in any interim period for which financial statements have not been issued. The Company is currently evaluating the impact that the adoption of this ASU will have on its Combined Financial Statements.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740)-Improvements to Income Tax Disclosures. The ASU requires additional quantitative and qualitative income tax disclosures to allow readers of the consolidated financial statements to assess how the Company’s operations, related tax risks and tax planning affect its tax rate and prospects for future cash flows. For public business entities, the ASU is effective for annual periods beginning after December 15, 2024. The Company is currently evaluating the impact that the adoption of this ASU will have on its Combined Financial Statements.

Electrochem Solutions, Inc.
(A Carve-Out Business of Integer Holdings Corp.)
Notes to the Combined Financial Statements
(in thousands)

On March 21, 2024, the FASB issued ASU 2024-01, Compensation—Stock Compensation (Topic 718): Scope Application of Profits Interest and Similar Awards, which clarifies how an entity determines whether a profits interest or similar award (hereafter a “profits interest award”) is (1) within the scope of ASC 718 or (2) not a share-based payment arrangement and therefore within the scope of other guidance. This ASU will be effective for annual periods beginning after December 15, 2024, and interim periods within those annual periods. The Company is currently evaluating the impact this ASU will have on the Combined Financial Statements.

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”). The amendments in ASU 2024-03 require public entities to disclose specified information about certain costs and expenses. ASU 2024-03 is effective for the Company’s annual reporting period beginning on July 1, 2027 and interim reporting periods beginning on July 1, 2028, with early adoption permitted. The Company is currently evaluating the impact ASU 2024-03 will have on its Combined Financial Statements.

(2.)	Supplemental cash flow information

The following represents supplemental cash flow information for the year ended December 31, 2023:

(In thousands)	December 31, 2023
Property, plant and equipment purchases included in accounts payable	$247
Income taxes settled through net parent investment	393

(3.)	Inventories, net

Inventories comprise the following:

(In thousands)	December 31, 2023
Raw Material	$5,404
Work-in-process	3,361
Finished goods	417
Total	$9,182

As of December 31, 2023, inventories are reflected net of allowances totaling $3,376.

(4.)	Property, plant and equipment, net

PP&E comprises the following:

(In thousands)	December 31, 2023
Manufacturing machinery and equipment	$17,178
Buildings and building improvements	17,711
Information technology hardware and software	719
Leasehold improvements	397
Furniture and fixtures	2,483
Land and land improvements	2,929
Construction work in process	570
Other	144
42,131
Accumulated depreciation	(26,746)
Total	$15,385

Electrochem Solutions, Inc.
(A Carve-Out Business of Integer Holdings Corp.)
Notes to the Combined Financial Statements
(in thousands)

Depreciation expense for PP&E was as follows for the year ended December 31, 2023:

2023
Depreciation expense	$872

(5.)	Goodwill and other intangible assets, net

Goodwill

As of December 31, 2023, no accumulated impairment loss has been recognized for the goodwill allocated to the Non-Medical business.

Intangible Assets

Intangible assets comprise the following:

(In thousands)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
December 31, 2023
Definite-lived:
Purchased technology and patents	$10,310	$(6,762)	$3,548
Total amortizing intangible assets	$10,310	$(6,762)	$3,548

Aggregate intangible asset amortization expense comprises the following for the year ended December 31, 2023:

2023
Cost of sales	$339
Total intangible asset amortization expense	$339

Estimated future intangible asset amortization expense based upon the carrying value as of December 31, 2023 is as follows (in thousands):

	2024	2025	2026	2027	2028	After 2028
Amortization expense	$355	$391	$411	$432	$454	$1,506

(6.)	Accrued expenses and other current liabilities

Accrued expenses and other current liabilities comprise the following:

(In thousands)	December 31, 2023
Salaries and benefits	$144
Profit sharing and bonuses	534
Short-term finance lease liabilities	40
Accrued royalties	57
Other	22
Total	$797

Electrochem Solutions, Inc.
(A Carve-Out Business of Integer Holdings Corp.)
Notes to the Combined Financial Statements
(in thousands)

(7.)	Savings plan

The Parent sponsors a defined contribution 401(k) plan (the “Plan”) for its U.S. based employees. The Plan provides for the deferral of employee compensation under Internal Revenue Code §401(k) and a Company match. The Company matches $0.50 per dollar of each participant’s deferral made to the Plan up to 6% of their compensation, subject to Internal Revenue Service guidelines. Contributions from employees, as well as those matched by the Company, vest immediately. Net costs related to defined contribution plans for 2023 were $311.

(8.)	Stock-based compensation

Stock-based Compensation Plans

The Parent maintains a number of stock-based compensation programs at the corporate level in which the Non-Medical business’ employees participate. All awards granted under the programs relate to the Parent’s common stock. The stock-based compensation expense recorded by the Non-Medical business, in the year presented, includes the expense associated with the employees historically attributable to the Non-Medical business’ operations and the expense associated with the allocation of stock compensation expense for corporate employees. Accordingly, the amounts presented are not necessarily indicative of future performance and do not necessarily reflect the results that the Non-Medical business would have experienced as an independent, publicly traded company for the period presented.

Stock-based Compensation Expense

The classification of stock-based compensation expense in the accompanying Combined Statement of Operations was as follows:

2023
Cost of sales	$25
SG&A	355
RD&E	85
Other general expense	40
Total stock-based compensation expense	$505

Income tax benefit recognized for stock-based compensation arrangements	$232

(9.)	Other general expense

For the year ended December 31, 2023, total Other general expenses was $141. Costs consisted primarily of relocation expenses.

(10.)	Income taxes

Although the Non-Medical business was historically included in consolidated income tax returns of the Parent, the Company’s income taxes are computed and reported herein under the “separate return method.” Use of the separate return method may result in differences when the sum of the amounts allocated to standalone tax provisions are compared with amounts presented in the combined financial statements. In that event, the related deferred tax assets and liabilities could be significantly different from those presented herein. Certain tax attributes, e.g., net operating loss carryforwards, which were actually reflected in the Parent’s consolidated financial statements may or may not exist at the standalone Non-Medical business level.

Furthermore, the combined financial statements do not reflect any amounts due to the Parent for income tax related matters as it is assumed that all such amounts due to the Parent were settled through Net parent investment.

Electrochem Solutions, Inc.
(A Carve-Out Business of Integer Holdings Corp.)
Notes to the Combined Financial Statements
(in thousands)

The components of the income tax expense (benefit) are as follows for the year ended December 31, 2023:

2023
Current provision (benefit):
Federal	$347
State	46
Current income tax expense (benefit)	393

Deferred provision (benefit):
Federal	(146)
State	(13)
Deferred income tax expense (benefit)	(159)

Income tax expense (benefit), net	$234

Reconciliation of the federal statutory rate to the Company's effective tax rate were:

	2023
Tax at U.S. statutory rates	$338	21.0%
State income taxes, net of federal tax benefit	24	1.5
Foreign Derived Intangible Income deduction	(104)	(6.5)
Non-deductible compensation	12	0.7
Non-deductible expenses	48	3.0
Tax credits	(88)	(5.5)
Other, net	4	0.3
Effective tax rate	$234	14.5%

The difference between the Company's effective tax rate and the U.S. federal statutory income tax rate in the current year is primarily attributable to the Foreign Derived Intangible Income ("FDII") deduction, stock-based compensation, and research and development credits.

The tax effects of significant temporary differences that comprise deferred tax assets and liabilities were:

December 31, 2023
Deferred tax assets:
Employee related accruals	$6
Inventory	57
Reserves and other accruals	768
Research and development	638
Lease liability asset	115
Stock-based compensation	111
1,695
Deferred tax liabilities:
Property, plant and equipment	(82)
Intangible assets	(3,073)
Right of use liability	(108)
Prepaid expenses	(19)
(3,282)

Net deferred tax liabilities	$(1,587)

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the Company’s combined financial statements and tax returns. Deferred tax assets and liabilities are determined based upon the differences between the financial statements carrying amounts and the tax bases of existing assets and liabilities and for loss and credit carryforwards, using enacted tax rates expected to be in effect in the years in which the differences are expected to reverse.

Electrochem Solutions, Inc.
(A Carve-Out Business of Integer Holdings Corp.)
Notes to the Combined Financial Statements
(in thousands)

In assessing the realizability of deferred tax assets, management considers, within each taxing jurisdiction, whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on the consideration of the weight of both positive and negative evidence, management has determined it is more likely than not that all deferred tax assets as of December 31, 2023 will be realized.

The Company files tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business the Company is subject to examination by federal and state jurisdictions, where applicable. There are currently no pending income tax examinations. The Company is open to federal tax examination under statute from 2021 to present and generally no longer subject to tax authority examinations in other state tax jurisdictions for years prior to fiscal year 2020. Carryforward attributes from prior years may still be adjusted upon examination by federal and/or state tax authorities to the extent utilized in an open tax year or in future periods.

The Company evaluates its uncertain tax positions on a continual basis through its policies and procedures, review of regular tax filings, and discussions with outside experts. Any unrecognized tax benefits, and related interest and penalties, are recorded to the balance sheet as an other liability. As of December 31, 2023, the Company has no uncertain tax positions.

On December 15, 2022, the European Union (EU) Member States formally adopted the EU's Pillar Two Directive, which generally provides for a minimum effective tax rate of 15%, as established by the Organization for Economic Co-operation and Development (OECD) Pillar Two Framework. The EU effective dates are January 1, 2024, and January 1, 2025, for different aspects of the directive. A significant number of other countries are expected to also implement similar legislation with varying effective dates in the future. The Company is continuing to evaluate the potential impact on future periods of the Pillar Two Framework, pending legislative adoption by additional individual countries.

On August 16, 2022, the Inflation Reduction Act of 2022 ("IRA") was signed into law, with tax provisions primarily focused on implementing a 15% minimum tax on global adjusted financial statement income and a 1% excise tax on share repurchases. The IRA became effective on January 1, 2023. The Company is continuing to evaluate the potential impact on future periods.

(11.)	Commitments and contingencies

Litigation

The Company is subject to litigation arising from time to time in the ordinary course of its business. The Company does not expect that the ultimate resolution of any pending legal actions will have a material effect on its consolidated results of operations, financial position, or cash flows. However, litigation is subject to inherent uncertainties. As such, there can be no assurance that any pending legal action will not become material in the future.

Electrochem Solutions, Inc.
(A Carve-Out Business of Integer Holdings Corp.)
Notes to the Combined Financial Statements
(in thousands)

(12.)	Leases

The components and classification of lease cost for the year ended December 31, 2023 are as follows:

2023
Finance lease cost:
Amortization of lease assets	$22
Interest on lease liabilities	1
Finance lease cost	23
Operating lease cost	153
Short-term lease cost	20
Variable lease cost	47
Total lease cost	$243

Cost of sales	$220
SG&A	22
Interest expense	1
Total lease cost	$243

Supplemental cash flow information settled through net Parent investment related to leases for the year ended December 31, 2023 is as follows:

2023
Operating leases	$157
Interest on finance leases	1
Assets acquired under operating leases	386
Assets acquired under finance leases	126

At December 31, 2023, the maturities of operating and finance lease liabilities were as follows:

	Operating Leases	Finance Leases
2024	$155	$47
2025	148	44
2026	74	34
2027	-	27
2028	-	22
Thereafter	-	2
Gross lease liabilities	377	176
Less: imputed interest	(25)	(20)
Present value of lease liabilities	352	156
Less: current portion of lease liabilities	(139)	(40)
Total long-term lease liabilities	$213	$116

As of December 31, 2023, the Company did not have any leases that have not yet commenced.

Electrochem Solutions, Inc.
(A Carve-Out Business of Integer Holdings Corp.)
Notes to the Combined Financial Statements
(in thousands)

The following table presents the weighted average remaining lease term and discount rate.

2023
Weighted-average remaining lease term - operating leases (in years)	2.5
Weighted-average remaining lease term - finance leases (in years)	4.1
Weighted-average discount rate - operating leases	5.3%
Weighted-average discount rate - finance leases	5.3%

(13.)	Relationship with Integer

Historically, the Non-Medical business has been managed and operated in the normal course of business consistent with the affiliates of the Parent. As further discussed below, certain shared costs have been allocated to the Company and reflected as expenses in the Combined Statement of Operations. Management considers the allocation methodologies used to be reasonable and appropriate reflections of the historical expenses attributable to the Company, for purposes of the Combined Financial Statements. However, the expenses reflected in the Combined Statement of Operations may not be indicative of the actual expenses that would have been incurred during the period presented if the Company historically operated as a separate, stand-alone entity. In addition, the expenses reflected in the Combined Statement of Operations may not be indicative of related expenses that will be incurred in the future by the Company.

General Corporate Overhead Allocation

The Parent provides certain centralized corporate services, such as legal, tax, accounting, billing and collections, human resources, employees’ benefits and other support services to the Non-Medical business. The expenses associated with these centralized services have been allocated to the Company on the basis of financial revenue or headcount. Management believes the assumptions underlying the Combined Financial Statements, including the assumptions regarding the allocation of centralized corporate services, are reasonable for the period presented. However, these allocations may not be indicative of the actual results of operations, financial position and cash flows the Company would have incurred as a separate, stand-alone company or will incur in the future. Actual results and costs that would have been incurred if the Non-Medical business had operated as a standalone company would depend on multiple factors, including organization structure and strategic decisions made in various areas, including information technology and infrastructure. The following table summarizes the components of general allocated corporate expenses for the year ended December 31, 2023 (in thousands).

2023
Cost of sales	$179
Selling, general and administrative	1,630
Total	$1,809

Cash Management and Financing

Historically, the Company has received funding from Integer for the Company’s operating and investing cash needs. Integer’s third-party debt and the related interest expense have not been allocated to Non-Medical business for the year ended December 31, 2023 as the Company is not the legal obligor of the debt and Integer’s borrowings were not directly attributable to the Company.

The Company participates in Integer’s centralized cash management and financing programs. Disbursements are made through centralized accounts payable systems, which are operated by Integer. Cash receipts are transferred to centralized accounts which are also maintained by Integer. As cash is either disbursed or received by Integer on the Company’s behalf, it is accounted for by the Company through Net Parent Investment on the Combined Balance Sheet.

Intercompany Receivables/Payables

All significant intercompany transactions between the Non-Medical business and the Parent and its Medical businesses have been included in these Combined Financial Statements and are considered to be effectively settled for cash at the time the Transaction is consummated. The total net effect of the settlement of these intercompany transactions have been accounted for through Net Parent Investment in the Combined Balance Sheet and the net activity is reflected in the Combined Statement of Cash Flows as a financing activity.

Electrochem Solutions, Inc.
(A Carve-Out Business of Integer Holdings Corp.)
Notes to the Combined Financial Statements
(in thousands)

The following table summarizes the components of the Net Transfers to Parent for the year ended December 31, 2023.

(In thousands)	2023
Net cash distributed to parent	$(4,709)
Stock-based compensation	505
Net transfers to parent	$(4,204)

(14.)	Subsequent events

Subsequent events have been evaluated through January 16, 2025 the date these combined financial statements were available to be issued.

On October 31, 2024, Ultralife completed the acquisition of the Non-Medical business that includes all of the issued and outstanding shares of Electrochem pursuant to a stock purchase agreement (the “Agreement”) with Greatbatch Ltd., dated September 27, 2024. The Agreement established a purchase price of $50 million for the acquisition (the “Acquisition”) subject to customary working capital and net cash adjustments.

Simultaneously with the Acquisition, on October 31, 2024, Electrochem was released and wholly discharged from its obligations and guarantees on Integer’s Senior Secured Credit Facilities.